UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PURE CYCLE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PURE CYCLE CORPORATION

Additional Materials for Annual Meeting of Shareholders
To be Held on January 18, 2017 at 3:00 p.m. Mountain Time

These Additional Materials for Annual Meeting of Shareholders are dated January 16, 2017, and supplement the Notice of Annual Meeting of Shareholders and Proxy Statement of Pure Cycle Corporation (the “Company”) dated December 7, 2016.

On January 16, 2017, the Company filed a Report on Form 8-K announcing that on January 13, 2017, the Company’s independent registered public accounting firm, GHP Horwath, P.C. (“GHP”), was resigning because the partners and employees of GHP have joined Crowe Horwath LLP (“Crowe”). On January 16, 2017, the Company’s audit committee engaged Crowe to serve as the independent registered public accounting firm for the Company.
As a result of its change of independent accounting firms, the board of directors of the Company is withdrawing Proposal 2 from the shareholder vote at the Company’s annual meeting on January 18, 2017. Proposal 2 requests shareholder ratification of the appointment of GHP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017. The Company does not intend to submit at the upcoming annual meeting any other proposal for ratification with respect to the appointment of an independent registered public accounting firm.

As a result of the removal of Proposal 2, the Company notes the following important matters regarding voting:

●
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 1 (election of directors) and Proposal 3 (approving on an advisory basis the compensation for the Company’s named executive officer) will remain valid and in effect and will be voted on those proposals as directed;
●
proxy cards or voting instructions received or received in the future and providing directions on Proposal 2 will not be voted on Proposal 2;
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the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 2; and
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if you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change the vote you previously cast on either Proposals 1 or 3. You may change your vote at any time prior to the annual meeting. See “Can I change or revoke my vote?” under “ABOUT THE MEETING” in the Proxy Statement.
Your vote regarding the remaining agenda items is important. Please vote on these remaining items as described in the Notice of Internet Availability of Proxy Materials previously mailed to you on or about December 7, 2016, the Proxy Statement, dated December 7, 2016, and the proxy card accompanying the Proxy Statement, copies of which are available at www.proxyvote.com.